PROMISSORY NOTE

December 20, 2007

FOR VALUE RECEIVED, All-State Properties L.P., a Delaware limited partnership (the "Maker"), with an office at 4201 North Federal Highway, Suite B, Pompano Beach, Florida 33064, hereby promises to pay to Belmont Partner's, LLC, a Virginia limited liability company (the "Holder"), with an office at 360 Main Street, Washington, Virginia 22747, the principal sum of Twenty-Two Thousand Dollars ($22,000.00) (the "Base Amount"), plus the aggregate unpaid principal amount of all additional advances made to the Maker by the Holder ("Advances") outstanding on the fifteenth (15th) day following written demand by the Holder (the "Maturity Date") when all amounts due hereunder shall be due and payable together with interest thereon as hereinafter provided, in lawful money of the United States of America and in immediately available funds.

In no event shall the amount payable by the Maker as interest or other charges on this Promissory Note (this "Note") exceed the highest lawful rate permissible under any law applicable hereto.

If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day. For purposes of this Note, a "business day" shall mean any day other than Saturday, Sunday or other day in which banks are authorized to close in the State of New York or the State of Florida.

The Maker hereby authorizes the Holder to endorse on the Schedule annexed to this Note all Advances hereafter made to the Maker and all payments of the principal amounts in respect of such Advances or in respect of the Base Amount, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Advances and as to the outstanding principal amount of the Base Amount; *provided, however,* that the failure to make such notation with respect to any Advances or payment shall not limit or otherwise affect the obligations of the Maker under this Note. The Holder shall promptly deliver a copy of the Schedule to the Maker each time that the Schedule is modified.

1. <u>Payment of Base Amount and Advances under the Note</u>. The outstanding portion of the Base Amount plus the outstanding portion of all Advances shall be payable in one lump sum due on the Maturity Date (subject to Section 4 hereof). Payments of principal are to be made to the Holder at its office address designated above or at such other place as the Holder shall have notified the Maker in writing.

2. <u>Payment of Interest on this Note</u>. Interest shall accrue on the unpaid portion of the Base Amount and the unpaid portion of all Advances outstanding from time to time at a fixed rate of interest equal to eight percent (8%) per annum and shall be payable in one lump sum due on the Maturity Date (subject to Section 4 hereof). Payments of interest hereunder are to be made to the Holder at its office address designated above or at such other place as the Holder shall have notified the Maker in writing. If all or a portion of (i) the Base Amount or any Advance under this Note or (ii) any interest payable hereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of ten percent (10%) per annum.

3. <u>Prepayment</u>.

(a) The outstanding portion of the Base Amount and the interest thereon and the outstanding portion of any Advances hereunder and the interest thereon may be prepaid in whole or in part at any time without penalty or premium of any kind.

Maker (ASP) ______ Holder (Belmont) ______

(b) In the event of a sale of the Maker of all or substantially all of the assets of the Maker, the Maker shall, contemporaneously with the closing of such sale, prepay the entire outstanding portion of the Base Amount and any Advances hereunder and accrued and unpaid interest thereon.

4. Assignment. This Note may not be sold, offered for sale, pledged, hypothecated or otherwise encumbered, transferred or disposed of by the Holder unless such sale, offer, pledge, hypothecation or other encumbrance, transfer or disposition is effected in compliance with applicable federal and state securities laws. The Maker shall not assign any or all of its obligations hereunder without the prior written consent of the Holder.

5. Cancellation. After the principal balance of this Note and all accrued interest thereon has been satisfied, the Holder shall surrender this Note to the Maker for cancellation.

6. Miscellaneous.

(a) Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of the Maker and the Holder hereof shall, subject to the provisions of Section 9 hereof, bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns, whether so expressed or not.

(b) Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Virginia.

(c) Submission To Jurisdiction. Each of the Maker and the Holder hereby irrevocably and unconditionally submits in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any state or federal court sitting in Virginia; consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it, at the address set forth in the preamble hereof; and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(d) WAIVERS OF JURY TRIAL. EACH OF THE MAKER AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

(e) Exculpation. The General Partner shall not be liable to a Limited Partner or the Partnership for any mistakes of judgment, or for any action or inaction, taken hereunder, or for any other action taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Partnership, or for losses due to such mistakes, action, or inaction, or to the negligence or dishonesty of the Holder, or any employee, broker, or other agent of the Holder, the Partnership or the General Partner. Notwithstanding any of the foregoing to the contrary, the provisions of this Paragraph 6(e) shall not be construed so as to relieve (or attempt to relieve) any person of any liability by reason of recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 6(e) to the fullest extent permitted by law.

[SIGNATURE PAGE FOLLOWS]

Maker (ASP) ASP by ___ Holder (Belmont) ___

IN WITNESS WHEREOF, this Note has been executed and delivered on the date set forth at the beginning of this Note by the duly authorized representatives of the Maker.

MAKER	HOLDER
ALL-STATE PROPERTIES L.P.	BELMONT PARTNERS, LLC
By: ______________________	By: ______________________
Stanley R. Rosenthal, General Partner	Joseph Meuse, Managing Member

SCHEDULE TO PROMISSORY NOTE

DATE	AMOUNT OF ADVANCE OR PRE-PAYMENT	UNPAID PRINCIPAL BALANCE OF NOTE	NAME OF PERSON MAKING NOTATION	SIGNATURE OF PERSON MAKING NOTATION